                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant                    [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                         Walker Interactive Systems, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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                                       1.

                           (WALKER INTERACTIVE LOGO)

                        WALKER INTERACTIVE SYSTEMS, INC.
                        (DOING BUSINESS AS ELEVON, INC.)
                         303 SECOND STREET, THREE NORTH
                        SAN FRANCISCO, CALIFORNIA 94107

                                                                  April 25, 2002
Dear Stockholder:

     On behalf of Walker Interactive Systems, Inc., doing business as Elevon, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Stockholders, which will begin at 4:00 p.m., local time, on Thursday, May 23, 2002, at the Company's headquarters located at 303 Second Street, Three North, San Francisco, California. Information about the Annual Meeting and the various matters on which the stockholders will act is included in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. We urge you to read this information carefully. Also included is a proxy card and return envelope.

     The Company's 2001 Annual Report is also enclosed. We encourage you to read our Annual Report and hope you will find it interesting and useful.

     The directors and officers of the Company hope that as many stockholders as possible will be present at the meeting. Because the vote of each stockholder is important, we ask that you sign and return the enclosed proxy card in the enclosed envelope, whether or not you now plan on attending the meeting. Returning your proxy does not deprive you of your right to attend the meeting or change your vote at the meeting.

     We appreciate your cooperation and interest in the Company. To assist us in the preparation for the meeting, please return your proxy card at your earliest convenience.

                                          Sincerely yours,

                                          /s/ DAVID C. WETMORE
                                          --------------------------------------

                                          DAVID C. WETMORE
                                          Chairman of the Board

                           (WALKER INTERACTIVE LOGO)

                        WALKER INTERACTIVE SYSTEMS, INC.
                        (DOING BUSINESS AS ELEVON, INC.)
                         303 SECOND STREET, THREE NORTH
                        SAN FRANCISCO, CALIFORNIA 94107

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 23, 2002

TO THE STOCKHOLDERS OF WALKER INTERACTIVE SYSTEMS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Walker Interactive Systems, Inc., a Delaware corporation (the "Company"), doing business as Elevon, Inc., will be held on Thursday, May 23, 2002 at 4:00 p.m. local time at the Company's headquarters, 303 Second Street, Three North, San Francisco, California for the following purposes:

        1. To elect two directors of the Company to hold office until the 2005 Annual Meeting of Stockholders and until his or her successor has been elected and qualified.

        2. To approve and adopt the Company's amended and restated 1994 Equity Incentive Plan, which (i) increases the aggregate number of shares of common stock authorized for issuance under such plan from 2,400,000 to 3,150,000 shares, an increase of 750,000 shares, (ii) provides for the issuance of non-discretionary option grants to the Company's non-employee directors effective upon the termination of the Company's 1993 Non-Employee Directors' Stock Option Plan, as amended, (iii) allows each non-employee director to elect to receive all or any portion of the retainer he or she receives for his or her service as a director either in cash or in the form of an option, and (iv) extends the term of the Incentive Plan until February 16, 2012.

        3. To approve an amendment to the Company's Restated Certificate of Incorporation to change the Company's name from "Walker Interactive Systems, Inc." to "Elevon, Inc."

        4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 29, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                         By Order of the Board of Directors,

                                         /s/ STANLEY V. VOGLER

                                         STANLEY V. VOGLER
                                         Senior Vice President
                                         Chief Financial Officer

San Francisco, California
April 25, 2002

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                           (WALKER INTERACTIVE LOGO)

                        WALKER INTERACTIVE SYSTEMS, INC.
                        (DOING BUSINESS AS ELEVON, INC.)
                         303 SECOND STREET, THREE NORTH
                        SAN FRANCISCO, CALIFORNIA 94107

                                PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Walker Interactive Systems, Inc., a Delaware corporation (the "Company"), doing business as Elevon, Inc., for use at the Annual Meeting of Stockholders to be held on Thursday, May 23, 2002, at 4:00 p.m., local time, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters located at 303 Second Street, Three North, San Francisco, California. The Company intends to mail this proxy statement and accompanying proxy card on or about April 25, 2002 to all stockholders entitled to vote at the Annual Meeting. A copy of the Company's Annual Report for the year ended December 31, 2001 is enclosed with this proxy statement.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of the Company's common stock at the close of business on March 29, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 29, 2002, the Company had outstanding and entitled to vote 15,188,644 shares of common stock. Each holder of record of the Company's common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     A number of brokers and banks are participating in a program provided through ADP Investor Communications Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communications Services' voting web site (www.proxyvote.com).

     Unless otherwise instructed, shares represented by executed proxies in the form accompanying this proxy statement will be voted "FOR" the election of the nominees of the Board, "FOR" the amended and restated

1994 Equity Incentive Plan (the "Incentive Plan"), which increases the aggregate number of shares of common stock authorized for issuance under such plan by 750,000 shares, provides for the non-discretionary issuance of option grants to the Company's non-employee directors effective upon the termination of the Company's 1993 Non-Employee Directors' Stock Option Plan, as amended (the "Directors Plan"), allows each non-employee director to elect to receive all or any portion of the retainer he or she receives for his or her service as a director either in cash or in the form of an option, and extends the term of the Incentive Plan until February 16, 2012, "FOR" the amendment to the Company's Restated Certificate of Incorporation changing the Company's name and, at the proxy holder's discretion, on such other matters, if any, that may come before the Annual Meeting. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. In the event that a broker, bank, custodian, nominee or other record holder of the Company's common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), those shares will be counted towards a quorum, but will not be counted for any purpose in determining whether a matter has been approved. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 303 Second Street, Three North, San Francisco, California 94107, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's annual meeting of stockholders to be held in 2003 must be received by the Company not later than December 26, 2002 in order to be included in the proxy statement and proxy relating to that annual meeting. Pursuant to the Company's Bylaws, stockholders who wish to bring matters before, or propose nominees for director at, the Company's 2003 annual meeting of stockholders that are not to be included in such proxy statement and proxy must provide specified information to the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

     The Board is presently composed of five members. There are two directors being nominated for election as Class I Directors. Each of the nominees for election to this class is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the 2005 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     Set forth below is certain biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2005 ANNUAL MEETING

  CLASS I DIRECTORS

     The names of the Board's nominees for election as directors, and certain information about them as of February 28, 2002, are set forth below:

                                                                                     DIRECTOR
NAME OF NOMINEE                  AGE              PRINCIPAL OCCUPATION                SINCE
---------------                  ---              --------------------               --------
David C. Wetmore...............  53    Managing Director of Updata Capital, Inc.       1993
William A. Hasler..............  60    Co-Chief Executive Officer of Aphton            1996
                                       Corporation

     David C. Wetmore has served as a director of the Company since May 1993 and as Chairman of the Board of the Company since February 2000. From November 1995 to December 31, 2001, Mr. Wetmore served as Managing Director of Updata Capital, Inc., an investment banking organization serving the technology industry. Mr. Wetmore is currently a director of Nationwide Investing Foundation, Plc., a registered investment company, Grange Mutual Insurance Companies, BioNetrix, Inc. and Changepoint, Incorporated.

     William A. Hasler has served as a director of the Company since February 1996. Since July 1998, Mr. Hasler has been the Co-Chief Executive Officer of Aphton Corporation, a bio-pharmaceutical company. From August 1991 to July 1998, Mr. Hasler was the Dean and Department Chair of the Walter A. Haas School of Business at the University of California, Berkeley. Mr. Hasler is currently a director of Solectron Corporation, Tenera Corporation, DMC Stratex Networks, Inc. (formerly Digital Microwave Corporation), Aphton Corporation, DiTech Corporation and Schwab Funds.

                THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF
                        EACH OF THE NOMINATED DIRECTORS.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

  CLASS II DIRECTOR

                                                                                    DIRECTOR
NAME OF DIRECTOR                    AGE            PRINCIPAL OCCUPATION              SINCE
----------------                    ---            --------------------             --------
Tania Amochaev....................  52    Independent Consultant                      1994

     Tania Amochaev has served as a director of the Company since May 1994. Ms. Amochaev served as President and Chief Executive Officer of QRS Corporation, a leading provider of supply chain management services to the retail industry, from 1992 to 1997. Since 1997, Ms. Amochaev has served as independent consultant for various technology companies. In addition, she currently serves on the boards of directors of QRS Corporation, Symantec Corporation, ems Inc., NetTest A/S and Prescient Systems Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

  CLASS III DIRECTORS

                                                                                    DIRECTOR
NAME OF DIRECTOR                    AGE            PRINCIPAL OCCUPATION              SINCE
----------------                    ---            --------------------             --------
Richard C. Alberding..............  71    Independent Consultant                      1992
Frank M. Richardson...............  64    Director and Chief Executive Officer of     1999
                                          the Company

     Richard C. Alberding has served as a director of the Company since October 1992. Mr. Alberding was employed by Hewlett-Packard Co., a global provider of computing, printing and imaging solutions, from 1958 until his retirement in June 1991. During that period, Mr. Alberding served in various positions, most recently as Executive Vice President) with responsibility for Hewlett-Packard's worldwide marketing, sales and support. Since 1991, Mr. Alberding has served as independent consultant for various technology companies. In addition, Mr. Alberding is currently a director of Kennametal, Inc., Sybase, Inc., DMC Stratex Networks, Inc. (formerly Digital Microwave Corp.), PC-Tel, Inc., and Quick Eagle Networks, a private company, formerly known as Digital Link, a leading provider of innovative wide area network access and management solutions for broadband applications.

     Frank M. Richardson has served as Chief Executive Officer and a director of the Company since October 1999. Prior to joining the Company, Mr. Richardson served as Chief Executive Officer of Firefox, Inc., a provider of network management systems, from November 1992 to July 1996, Chief Executive Officer of Signafy, Inc., a provider of digital watermarking software, from October 1997 to April 1998, and as Chief Executive Officer of Infact Technologies, a provider of knowledge management software, from September 1998 to September 1999.

BOARD COMMITTEES AND MEETINGS

     During the fiscal year ended December 31, 2001, the Board held nine meetings. The Board has an Audit Committee, a Compensation Committee and a Non-Officer Stock Option Committee. On May 7, 2001, the Board created a Nominating Committee and appointed Messrs. Alberding and Wetmore as members of the Nominating Committee. The Nominating Committee evaluates and considers new candidates for the Board. The Nominating Committee will not consider nominees recommended by security holders. The Nominating Committee did not meet during the fiscal year ended December 31, 2001.

     The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of three independent, non-employee directors, Ms. Amochaev and Messrs. Hasler and Wetmore. Mr. Wetmore was appointed as a member of the Audit Committee on May 7, 2001, replacing Mr. John M. Lillie, who resigned in October 2000. The Audit Committee met six times during the fiscal year ended December 31, 2001.

     The Compensation Committee makes recommendations concerning salaries and incentive compensation and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee, which is currently composed of two directors, Messrs Alberding and Wetmore, met three times during the fiscal year ended December 31, 2001. Leonard Y. Liu was a member of the Compensation Committee at the beginning of 2001, but resigned as a director and member of the Compensation Committee effective March 12, 2001.

     The Non-Officer Stock Option Committee is authorized to make stock option grants under the Company's 1994 Equity Incentive Plan and 1995 Non-Statutory Stock Option Plan for Non-Officers to employees who are not officers. The Non-Officer Stock Option Committee, which is currently composed of one director, Mr. Richardson, acted nine times during the fiscal year ended December 31, 2001.

     During the fiscal year ended December 31, 2001, each director attended at least 75% of the meetings of the Board, and at least 75% of the meetings of the committees on which he or she served which were held during the period for which he or she was a director or committee member, except for Ms. Amochaev who attended 33% of the Audit Committee meetings.

                                   PROPOSAL 2

              APPROVAL OF THE AMENDED AND RESTATED INCENTIVE PLAN

     Stockholders are requested in this Proposal 2 to approve and adopt an amended and restated Incentive Plan which (i) increases the aggregate number of shares authorized for issuance under the plan by 750,000 shares (from 2,400,000 to 3,150,000 shares), (ii) provides for the non-discretionary issuance of option grants to the Company's non-employee directors, effective upon the termination of the Company's Directors Plan, (iii) allows each non-employee director to elect to receive all or any portion of the retainer he or she receives for his or her service as a director either in cash or in the form of an option and (iv) extends the term of the Incentive Plan until February 16, 2012. The Incentive Plan, as amended and restated, will be renamed the 2002 Equity Incentive Plan. A copy of the amended and restated Incentive Plan is attached as Exhibit A to this proxy statement. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the amended and restated Incentive Plan.

     The Board adopted the Incentive Plan in February 1994, and in May 1994, amended the Incentive Plan (i) to eliminate the Company's ability to grant stock appreciation rights and re-price options, (ii) to eliminate the optionee's ability to purchase stock through a deferred payment arrangement, and (ii) to establish the minimum exercise price for a nonstatutory stock option at 85% of the fair market value of the common stock, subject to the option on the date of grant. The Company's stockholders subsequently approved the Incentive Plan, as amended, in May 1994. The Board further amended the Incentive Plan in February 1998 to increase the aggregate number of shares of common stock authorized for issuance under the plan from 1,200,000 shares to 2,400,000, which amendment was approved by the Company's stockholders in May 1998, and the Board further amended the Incentive Plan in August and November 1998.

     Currently, 2,400,000 shares of the Company's common stock are authorized for issuance under the Incentive Plan. As of March 29, 2002, options (net of canceled or expired options) to purchase an aggregate of 1,412,832 shares of the Company's common stock had been granted under the Incentive Plan and 657,918 shares (other than shares that might in the future be returned to the Incentive Plan as a result of cancellation or expiration of options) remained available for future grant under the Incentive Plan. Of the options granted under the Incentive Plan as of March 29, 2002 (net of canceled or expired options), (i) the Company had granted options to purchase an aggregate of 300,000, 545,000 and 428,832 shares of the Company's common stock to each of Frank M. Richardson, Paul A. Lord and Stanley V. Vogler, respectively; (ii) the Company had granted options to purchase an aggregate of 1,273,832 shares to its current executive officers, as a group; (iii) the Company had granted options to purchase an aggregate of 58,000 shares to all employees, other than executive officers, as a group; (iv) the Company had granted options to purchase an aggregate of 81,000 shares to non-employee directors, including options to purchase 36,000 and 15,000 shares to each of David C. Wetmore and William A. Hasler, respectively;
(v) no options had been granted to any associate (as such term is defined in Rule 14a-1) of any executive officer or director of the Company; and (vi) no other person had received 5% or more of such options.

     In April 2002, the Board approved, subject to stockholder approval, the amended and restated Incentive Plan, increasing the number of shares authorized for issuance under the Incentive Plan from 2,400,000 shares to 3,150,000 shares, providing for the non-discretionary issuance of option grants to the Company's non-employee directors, effective upon the termination of the Directors Plan, allowing each non-employee director to elect to receive all or any portion of the retainer he or she received as board member in either cash or options and extending the term of the Incentive Plan an additional ten years until February 16, 2012. The Board amended and restated the Incentive Plan so as to allow the Company to continue to provide for the non-discretionary grant of options to the Company's non-employee directors upon the termination of the Company's Directors Plan, which currently provides for such grants. The Directors Plan will terminate on January 28, 2003, unless terminated sooner by the Board, which may do so at any time in its discretion. In addition, in order to allow the Company to preserve its cash resources, the Board also amended and restated the Incentive Plan to allow each non-employee director to elect to receive all or any portion of the retainer he or she received as a board member either in cash or in the form of an option. Finally, the Board approved the increase in the number of shares authorized for issuance under the Incentive Plan and extended the term of the Incentive Plan in order to ensure that the Company can continue to grant stock options to current and prospective employees of the Company at appropriate levels, as well as to non-employee directors pursuant to the new non-discretionary grant provisions.

      THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDED AND
                            RESTATED INCENTIVE PLAN.

     The essential features of the amended and restated Incentive Plan are outlined below.

GENERAL

     The Incentive Plan provides for the grant of "Stock Awards" which may be either (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock bonuses, or (iv) rights to purchase restricted stock. Incentive stock options granted under the Incentive Plan are intended to quality as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

     The Incentive Plan was adopted (i) to provide a means by which selected employees and directors of and consultants to the Company and its affiliates (defined in the Incentive Plan to mean any parent or subsidiary of the Company) could be given an opportunity to benefit from increases in value of the stock of the Company, (ii) to secure and retain the services of persons capable of filling such positions, and (iii) to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

     The Incentive Plan is administered by the Board. The Board has the power to construe and interpret the Incentive Plan and, subject to the provisions of the Incentive Plan, to determine the persons to whom and the dates on which Stock Awards will be granted, whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing, the number of shares to be subject to each Stock Award, the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award, the exercise or purchase price, the type of consideration and other terms of Stock Awards. The Board does not have the power to determine the persons to whom or the dates on which the non-discretionary options will be granted, the number of shares to be subject to each such option, the time or times during the term of each such option within which all or a portion of such option may be exercised, the exercise price, the type of consideration or the other terms of the options.

     The Board is authorized to delegate administration of the Incentive Plan to a committee composed of at least two members of the Board. (As used herein with respect to the Incentive Plan, the "Board" refers to any committee to which the Board delegates such administrative authority with respect to the Incentive Plan, as well as to the Board itself.) In addition, the Board may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who are not then subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and to eligible persons with respect to whom the Company does not wish to comply with Section 162(m) of the Code.

ELIGIBILITY

     Under the Incentive Plan, employees (including officers) of the Company and its affiliates may be granted incentive stock options and other Stock Awards, while consultants and directors are eligible to receive Stock Awards other than incentive stock options. Directors who are not employees of the Company or any affiliate of the Company are eligible to receive non-discretionary grants of nonstatutory stock options under the Incentive Plan. At February 28, 2002 approximately 250 employees were eligible to participate in the Incentive Plan and four non-employee directors were eligible for the non-discretionary option grants.

     No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which such incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000.

     The Company cannot grant any employee Stock Awards to acquire more than 500,000 shares of common stock in any 12-month period. This limitation ensures that the Company generally will continue to be able to deduct for tax purposes the compensation attributable to Stock Awards granted under the Incentive Plan.

STOCK SUBJECT TO THE INCENTIVE PLAN

     Subject to stockholder approval of this proposal, 3,150,000 shares are reserved for issuance under the Incentive Plan. If Stock Awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of common stock not purchased pursuant to such award again become available for issuance under the Incentive Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the Incentive Plan may not be less than the fair market value of the common stock subject to the option on the date of the option grant, and in certain cases, as discussed above, may not be less than 110% of such fair market value. Except as described below under "Terms of Non-Discretionary Grants", the exercise price of nonstatutory stock options may not be less than 85% of the fair market value of the common stock, subject to the option on the date of the option grant. At March 28, 2002, the closing sales price of a share of the Company's common stock as reported on the Over-the-Counter Bulletin Board was $2.05 per share.

     The exercise price of options granted under the Incentive Plan must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board, (a) by delivery of other shares of common stock of the Company, or (b) in any other form of legal consideration acceptable to the Board.

     OPTION EXERCISE. Other than non-discretionary option grants as described below, options granted under the Incentive Plan may become exercisable ("vest") in cumulative increments as determined by the Board. In addition, the Board may accelerate the time during which an option may be exercised. The Incentive Plan authorizes the grant of options, other than non-discretionary option grants as described below, that may be exercised prior to full vesting subject to a right of repurchase in favor of the Company. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligations relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

     TERM. The maximum term of options under the Incentive Plan is ten years, except that in certain cases, as described in "Eligibility" above, the maximum term is five years. Options under the Incentive Plan terminate three months after the optionee ceases to be employed by (or serve as a consultant to) the Company or any affiliate of the Company, unless (a) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within twelve months of such termination; (b) the optionee dies while employed by the Company or any affiliate of the Company, or within three months after termination of such employment, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer or shorter period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prevented for specified reasons.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

     PURCHASE PRICE; PAYMENT. The Board determines the purchase price under each stock purchase agreement. The purchase price of stock acquired pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase, or (ii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration of past services actually rendered to the Company or for its benefit.

     REPURCHASE. Shares of common stock sold or awarded under the Incentive Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to the Company or an affiliate of the Company, the Company may repurchase or otherwise reacquire any or all of the shares of common stock held by that person that have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

TERMS OF NON-DISCRETIONARY GRANTS

     The following describes the terms of the non-discretionary option grants under the Incentive Plan. Each such option granted must be made in accordance with the terms described below.

     AUTOMATIC GRANTS. Effective upon the termination of the Directors Plan, the Incentive Plan provides for the automatic, non-discretionary grant of options to purchase 6,000 shares of the Company's Common Stock, on January 2 of each year, to each non-employee director in service as of such date. In addition, each new member of the Board is granted options to purchase 15,000 shares of the Company's common stock as of the date of his or her initial election to the Board.

     EXERCISE PRICE; PAYMENT. The exercise price of options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant.

     OPTION EXERCISE. Non-discretionary option grants received upon a person's initial election as a director vest in three equal annual installments commencing on the first anniversary after the date of the option grant provided that the optionee has, during the entire annual period prior to such vesting date, continuously served as a non-employee director. Other non-discretionary option grants under the Incentive Plan vest in four equal quarterly installments commencing on the date three months after the date of the option grant, provided that the optionee has, during the entire quarterly period prior to such vesting date, continuously served as a non-employee director. Non-discretionary option grants may not be exercised prior to vesting.

DIRECTOR OPTION ELECTION PROGRAM

     In addition to the non-discretionary options grants non-employee directors receive, each non-employee director may elect to receive all or any portion of the retainer he or she receives for his or her service as a director either (i) in cash or (ii) in the form of an option. The number of shares of common stock subject to such option shall range from 0 to 9,000 depending on percentage of the retainer the non-employee director elects to receive in the form of an option. The election must be made by written notice provided by the non-employee director to the Board no later than the last day of the fiscal year immediately preceding the year with respect to which such election is intended to be effective. The option will be granted on the date the retainer would have otherwise been paid in cash and the exercise price of each share of common stock subject to such option will be the fair market value of a share of the Company's common stock on the date of grant.

ADJUSTMENT PROVISIONS

     If any change is made in the stock subject to the Incentive Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Incentive Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Incentive Plan and the maximum number of securities subject to award to any person in a calendar year, and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final.

EFFECT OF CERTAIN CORPORATE EVENTS

     The Incentive Plan provides that, except as otherwise provided in the following paragraph, in the event of a change of control, which includes the dissolution or liquidation of the Company and specified types of merger, acquisition or other corporate reorganization, then, at the sole discretion of the Board and to the extent permitted by law: (i) any surviving corporation will be required to either assume Stock Awards outstanding under the Incentive Plan or substitute similar Stock Awards for those outstanding under the Incentive Plan, (ii) the time during which such Stock Awards become vested or may be exercised will be accelerated and any outstanding unexercised rights under any Stock Awards will be terminated if not exercised prior to such event or (iii) such Stock Awards will continue in full force and effect.

     In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then the time during which outstanding non-discretionary options and options received pursuant to the Director Option Election Program may be exercised shall be accelerated to permit the optionee to exercise all such options prior to such merger, consolidation, reverse merger or reorganization, and such options will terminate if not exercised prior to such event.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on February 16, 2012.

     The Board also may amend the Incentive Plan at any time or from time to time. No amendment will be effective, however, unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 promulgated under the Exchange Act, or any Nasdaq or securities exchange listing requirements.

RESTRICTIONS ON TRANSFER

     Under the Incentive Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an incentive stock option may be exercised only by the optionee. Except for non-discretionary options which may not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative, a nonstatutory stock option is transferable to the extent provided in the option agreement. If the option agreement for a nonstatutory stock option does not provide for transferability, then the nonstatutory stock option is not transferable except by will or by the laws of descent and distribution and is exercisable during the lifetime of the optionee only by the optionee. Under the Incentive Plan, no rights under a stock bonus or restricted stock purchase agreement shall be transferable except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will recognize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss upon the disqualifying disposition, will be a capital gain or loss, which will be long-term, mid-term, or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to
Section 16 of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the application of certain provisions of
Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. If the optionee becomes an employee, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee.

     Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     In the event that there is a change in control of the Company, payments received by certain optionees that are contingent upon the change in control may constitute "parachute payments." If, by reason of such change in control, the exercisability of outstanding options is accelerated, the value of the acceleration is added to other contingent payments, if any, in determining whether the optionee has received "excess parachute payments." In general, if an optionee receives excess parachute payments, an excise tax equal to 20% of the amount of parachute payments is imposed on the optionee, and the Company does not receive a deduction for such amount.

     Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

     Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the application of Section 162(m) of the Code and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held from the date ordinary income is measured. Slightly different rules may apply to persons who are subject to Section 16 of the Exchange Act.

     Potential Limitation on Company Deductions. Code Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. Although not anticipated, it is possible that compensation attributable to Stock Awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

     Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors;" and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

     The foregoing discussion is intended to be a general summary only of the federal income tax aspects of Stock Awards granted under the Incentive Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the Incentive Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

                                   PROPOSAL 3

         APPROVAL OF THE AMENDMENT TO COMPANY'S RESTATED CERTIFICATE OF
                INCORPORATION TO CHANGE THE COMPANY'S NAME FROM
              "WALKER INTERACTIVE SYSTEMS, INC." TO "ELEVON, INC."

     Stockholders are requested in this proposal 3 to approve an amendment to the Company's Restated Certificate of Incorporation changing the Company's name from "Walker Interactive Systems, Inc." to "Elevon, Inc." The name "Walker Interactive Systems, Inc." has traditionally identified the Company as a provider of mainframe financial software. However, beginning in 1999, the Company's business increasingly emphasized e-business solutions, analytical applications and collaborative commerce solutions. In addition, during the fourth quarter of 2001, the Company acquired the intellectual property and access to the customer base of QSP Group PLC. To reflect these changes and the Company's new strategic direction, the Company began doing business as "Elevon, Inc." in February 2002. The Board and the Company's management believe that the "Elevon, Inc." name expresses, in a more precise way, the Company's identity and primary business.

     The change in the Company's corporate name will not affect the rights of any stockholder or the validity or transferability of stock certificates currently outstanding. Stockholders will not be required to surrender or exchange any stock certificates of the Company that they currently hold.

     In accordance with the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation, approval of the amendment to the Restated Certificate of Incorporation to change the Company's corporate name requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on this proposal. If approved, the Company will amend its Restated Certificate of Incorporation as provided above, which amendment will be effective upon filing of an amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State.

       THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT
            TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION.

                         TRANSACTION OF OTHER BUSINESS

     The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

                             ADDITIONAL INFORMATION

MANAGEMENT

     Officers are appointed annually by the Board and serve at the discretion of the Board. Set forth below is information regarding executive officers of the Company as of March 31, 2002.

NAME                                   AGE                      POSITION
----                                   ---                      --------
Frank M. Richardson..................  64    Chief Executive Officer
Paul A. Lord.........................  39    President
Stanley V. Vogler....................  57    Senior Vice President, Chief Financial Officer

     See "Proposal 1 -- Election of Directors -- Nominees for Election for a Three-Year Term Expiring at the 2005 Annual Meeting" for a brief description of the experience of Mr. Richardson.

     Paul A. Lord has served as President of the Company since November 1999. From January 1999 to November 1999, Mr. Lord served as the Company's Senior Vice President of Marketing and Development. From April 1995 to December 1998, Mr. Lord served as the Company's Senior Vice President of operations in Europe, Middle East, Australia and Africa. Mr. Lord currently serves on the board of directors of Westbrook Technologies, Inc., a privately held, leading provider and supplier of document management software located in Westbrook, Connecticut. Mr. Lord also serves on the board of Interra Information Technologies ("Interra"), a global IT services company based in Santa Clara, California, which is a subcontractor for the Company.

     Stanley V. Vogler has served as Senior Vice President, Chief Financial Officer of the Company since February 2000. From 1980 to January 2000, Mr. Vogler was a partner with PricewaterhouseCoopers LLP, a global accounting firm.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of the Company's common stock as of February 28, 2002 by (i) all those known by the Company, based on publicly available records, to be beneficial owners of more than 5% of its common stock, (ii) each director and nominee for director,
(iii) each of the executive officers named in the Summary Compensation Table and
(iv) all executive officers and directors of the Company, as a group.

     The address for all executive officers and directors is c/o Walker Interactive Systems, Inc., doing business as Elevon, Inc., 303 Second Street, Three North, San Francisco, California 94107.

                                                               BENEFICIAL OWNERSHIP(1)
                                                              --------------------------
                                                              NUMBER OF       PERCENT OF
BENEFICIAL OWNER                                               SHARES          TOTAL(%)
----------------                                              ---------       ----------
Merrill Lynch & Co., Inc. ..................................  1,650,000(2)       10.9%
  800 Scudders Mill Road
  Plainsboro, NJ 08536
Fallen Angel Equity Fund, L.P. .............................  1,569,570(3)       10.3%
  960 Holmdel Road
  Holmdel, NJ 07733
MG Capital Management LLC...................................  1,348,707(4)        8.9%
  1725 Kearney St., No. 1
  San Francisco, CA 94133
Dimensional Fund Advisor....................................    902,400(5)        5.9%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Norman H. Pessin............................................    847,000(6)        5.6%
  605 Third Avenue, 19th Floor
  New York, NY 10158
Frank M. Richardson.........................................    375,000(7)        2.4%
Paul A. Lord................................................    322,501(7)(8)     2.1%
Stanley V. Vogler...........................................    206,875(7)        1.3%
Richard C. Alberding........................................     56,750(7)          *
Tania Amochaev..............................................     56,750(7)          *
William A. Hasler...........................................     53,250(7)          *
David C. Wetmore............................................  1,696,070(7)(9)    11.1%
All directors and executive officers as a group (7
  persons)..................................................  2,767,196(7)       16.9%

---------------

 *  Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,188,644 shares outstanding on February 28, 2002, adjusted as required by rules promulgated by the SEC.

(2) Consists of 1,500,000 shares held by Merrill Lynch Focus Value Fund, Inc. and 150,000 shares held by certain client accounts and/or other funds related to Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers) ("MLIM.")). MLIM shares voting power with respect to all 1,650,000 shares. Merrill Lynch Investment Managers, L.P. ("MLIM LP") and Fund Asset Management, L.P. d/b/a Fund Asset Management ("FAM") are investment advisors registered under Section 203 of the Investment Advisers Act of 1940 and are wholly owned subsidiaries of Merrill Lynch & Co. MLIM LP and FAM act as investment advisers for certain investment companies registered under
    Section 8 of the Investment Company Act of 1940, including Merrill Lynch Focus Value Fund, Inc. and other MLIM related funds, as well as for client accounts.

(3) Fallen Angel Equity Fund, L.P. is an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940.

(4) Includes 1,299,000 shares beneficially owned by MG Capital Management, LLC, with respect to which MG Capital Management, LLC shares voting power. MG Capital Management, LLC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.

(5) Dimensional Fund Advisor Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manger, Dimensional has both voting and investment power over 902,400 shares of the Company's common stock as of December 31, 2001. The Portfolios own such securities and Dimensional disclaims beneficial ownership of such securities.

(6) The SEP IRA Account F/B/O Norman H. Pessin has sole investment power with respect to all 847,000 shares.

(7) Includes shares which certain directors and executive officers of the Company have the right to acquire within 60 days after February 28, 2002 pursuant to outstanding options as follows: Frank Richardson, 375,000 shares; Paul A. Lord, 322,501 shares; Stanley V. Vogler, 206,875 shares; Richard C. Alberding, 50,750 shares; Tania Amochaev, 56,750 shares; William
    A. Hasler, 42,250 shares; David C. Wetmore, 119,500 shares; and all directors and executive officers as a group, 1,173,626 shares.

(8) Does not include 1,100 shares held by Mr. Lord's spouse, as to which shares Mr. Lord disclaims beneficial ownership.

(9) Includes 1,569,570 shares held by Fallen Angel Equity Fund, L.P. Mr. Wetmore, a member of Fallen Angel Capital, LLC, the general partner of Fallen Angel Equity Fund, L.P., may be deemed to have shared investment power over the shares held by Fallen Angel Equity Fund, L.P. Mr. Wetmore disclaims beneficial interest in such shares, except to the extent of his interest in Fallen Angel Equity Fund, L.P.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2001, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that one report regarding one transaction effected by

Updata Capital, Inc., an investment banking organization of which Mr. Wetmore is Managing Director, was filed late. Mr. Wetmore filed a Form 5 on February 6, 2002.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     During the first quarter of 2001, each non-employee director of the Company received a quarterly payment of $2,500 and per meeting compensation of $1,000. The members of the Board are also reimbursed for reasonable expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Cash payments to the Board through May 6, 2001 aggregated $17,500. On May 7, 2001, in lieu of subsequent cash payments to non-employee directors (estimated to have totaled approximately $75,000), the Board approved the grant of options to purchase an aggregate of 75,000 shares to the non-employee directors. Messers. Alberding and Hasler and Ms. Amochaev each received options to acquire 15,000 shares of the Company's common stock and Mr. Wetmore, in his capacity as Chairman of the Board, received options to acquire 30,000 shares of the Company's common stock. The Board issued the options approved on May 7, 2001 in two parts; on May 8, 2001, the Company issued options to purchase an aggregate of 40,000 shares of common stock at $.85 per share, and on November 28, 2001, issued options to purchase an aggregate of 35,000 shares of common stock at $0.81 cents per share. The closing sale price of the Company's common stock reported on the Over-the-Counter Bulletin Board on May 8, 2001 and November 28, 2001 was $0.85 and $0.81, respectively.

     In addition, on January 2, 2001, each non-employee director of the Company received an option to purchase an aggregate of 6,000 shares of the Company's common stock under the Directors Plan. Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code (the "Code")) are eligible to receive options under the Directors Plan.

     Option grants under the Directors Plan are non-discretionary. Under the Directors Plan, without further action by the Company, the Board or the Company's stockholders, each newly elected non-employee director is automatically granted an option to purchase 15,000 shares of the Company's common stock and on January 2 of each year (or the next business day should such date be a legal holiday) each non-employee director is automatically granted an option to purchase 6,000 shares of common stock of the Company. No other options may be granted at any time under the Directors Plan. The exercise price of options granted under the Directors Plan must be 100% of the fair market value of the common stock subject to the option on the date of the option grant.

     Option grants received under the Directors Plan upon a person's initial election as a director vest in three equal annual installments commencing on the first anniversary after the date of the option grant provided that the optionee has, during the entire annual period prior to such vesting date, continuously served as a non-employee director. Other non-discretionary option grants under the Directors Plan vest in four equal quarterly installments commencing on the date three months after the date of the option grant, provided that the optionee has, during the entire quarterly period prior to such vesting date, continuously served as a non-employee director. Non-discretionary option grants may not be exercised prior to vesting. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction. The Board may suspend or terminate the Directors' Plan without stockholder approval or ratification at any time or from time to time. Unless terminated sooner, the Directors Plan will terminate on January 28, 2003.

COMPENSATION OF EXECUTIVE OFFICERS

 SUMMARY OF COMPENSATION

     The following table shows for the fiscal years ended December 31, 2001, 2000 and 1999, compensation awarded, paid to, or earned by the Company's Chief Executive Officer and its other most highly compensated executive officers whose salary and bonus exceeded $100,000 (the "Named Executive Officers") at December 31, 2001:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG-TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                                      ------------
                                               ANNUAL COMPENSATION     SECURITIES
                                               --------------------    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION($)
---------------------------             ----   ---------   --------   ------------   ---------------
Frank M. Richardson(1)................  2001    375,000    265,578      150,000            1,821
  Chief Executive Officer               2000    375,000    112,500           --            1,821
                                        1999     93,750     28,125      750,000          200,303
Paul A. Lord(2).......................  2001    275,000    277,216      225,000              248
  President                             2000    250,385         --       90,000              248
                                        1999    220,000    153,816      170,000           85,168
Stanley V. Vogler(3)..................  2001    250,000    162,297      200,000            1,186
  Senior Vice President                 2000    212,500     33,750      385,000           61,087
  Chief Financial Officer

---------------

(1) Mr. Richardson joined the Company as Chief Executive Officer in October 1999. All other compensation consists of term life insurance premiums paid by the Company.

(2) Mr. Lord was appointed President of the Company in November 1999. All other compensation consists of term life insurance premiums paid by the Company.

(3) Mr. Vogler joined the Company as Senior Vice President, Chief Financial Officer in February 2000. All other compensation consists of term life insurance premiums paid by the Company.

STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1989 Stock Option Plan and its Incentive Plan (collectively, the "Plans"). As of February 28, 2002, options to purchase a total of 1,461,332 shares were outstanding under the Plans and options to purchase 663,918 shares remained available for grant thereunder.

     The Company also may grant stock options to non-officer employees under its 1995 Nonstatutory Stock Option Plan for Non-Officer Employees (the "Nonstatutory Plan"). The Nonstatutory Plan authorizes the issuance of 3,600,000 shares of the Company's common stock. Only employees of the Company who hold positions below the level of officer (within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) and are not subject to Section 16 of the Exchange Act are eligible to receive options under the Nonstatutory Plan. Options granted under the Nonstatutory Plan are not intended by the Company to qualify as incentive stock options under the Code. As of February 28, 2002, options to purchase a total of 3,082,863 shares were outstanding under the Nonstatutory Plan and options to purchase 142,213 shares remained available for grant thereunder.

     The following tables show for the fiscal year ended December 31, 2001, certain information regarding options granted to, exercised by and held at year-end by the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                               ---------------------------------------------------    POTENTIAL REALIZABLE
                                 NUMBER OF     % OF TOTAL                               VALUE AT ASSUMED
                                SECURITIES      OPTIONS                               ANNUAL RATES OF STOCK
                                UNDERLYING     GRANTED TO   EXERCISE                 PRICE APPRECIATION FOR
                                  OPTIONS      EMPLOYEES     OR BASE                     OPTION TERM(4)
                                  GRANTED      IN FISCAL      PRICE     EXPIRATION   -----------------------
NAME                              (#)(1)        YEAR(2)     ($/SH)(3)      DATE        5%($)        10%($)
----                           -------------   ----------   ---------   ----------   ----------   ----------
Frank M. Richardson..........     150,000(5)      10.6%       $0.85       5/8/11       80,184      203,202
Paul A. Lord.................     225,000(5)      15.8%       $0.85       5/8/11      120,276      304,803
Stanley V. Vogler............     200,000(6)      14.1%       $0.85       5/8/11      106,912      270,936

---------------

(1) Unless otherwise noted, options vest over a four-year period at the rate of 25% per year. The options will fully vest upon a change of control, as defined in the Plans, unless the acquiring company assumes the options or substitutes similar options.

(2) Based on options to purchase 1,422,560 shares of the Company's common stock granted to employees and non-employee directors in 2001.

(3) All options were granted at the fair market value at the date of grant.

(4) Reflects the value of the stock option on the date of grant assuming (i) for the 5% column, a 5% annual rate of appreciation in the Company's common stock over the ten-year term of the option and (ii) for the 10% column, a 10% annual rate of appreciation in the Company's common stock over the ten-year term of the option, in each case without any discounting to net present value and before income taxes associated with the exercise. Actual gains, if any, on stock option exercises depend on the future performance of the Company's common stock and the continued employment of the Named Executive Officer through the vesting period and exercise period. These amounts represent assumed rates of appreciation only, based on SEC rules, and may not necessarily be indicative of results obtained.

(5) Options vest over a four-year period at the rate of 25% per year. The options will fully vest upon a change of control, as defined in the Plans, unless the acquiring company assumes the options or substitutes similar options.

(6) Option will vest quarterly over a three-year period. The options will fully vest upon a change of control, as defined in the Plans, unless the acquiring company assumes the options or substitutes similar options.

                        FISCAL YEAR-END OPTION VALUES(1)

     The following table sets forth certain information concerning unexercised options held by each of the Named Executive Officers at December 31, 2001.

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                       FY-END(#)(2)                  FY-END($)(3)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
Frank M. Richardson...........................    375,000        525,000           --             --
Paul A. Lord..................................    295,626        329,374           --             --
Stanley V. Vogler.............................    134,896        450,104           --             --

---------------

(1) No Named Executive Officers exercised any stock options during the fiscal year ended December 31, 2001.

(2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's common stock at December 31, 2001.

(3) Fair market value of the Company's common stock at December 31, 2001 of $0.81 minus the exercise price of the options.

EMPLOYMENT AGREEMENTS

     Effective September 1999, the Company entered into an Executive Employment Agreement with Mr. Richardson, which provides that Mr. Richardson will (a) receive an initial base salary of $375,000, subject to adjustment as determined by the Board, (b) be eligible for an incentive bonus with a target of 60% of base salary for on-plan performance and a first year minimum of 30% of base salary, subject to changes in future years as the Board determine, (c) receive a signing, temporary living and relocation bonus of $200,000 and (d) be granted options to purchase an aggregate of 750,000 shares of common stock. The agreement also provides that if Mr. Richardson's employment is terminated by the Company without cause, he will be entitled to receive: (a) a severance payment equal to base salary for 12 months and target bonus for that year; (b) certain Consolidated Omnibus Budget Reconciliation Act ("COBRA") benefits; (c) accelerated vesting of options that would have vested during the period ending 12 months after the date of such termination and (d) a 12-month period to exercise his options. In addition, upon certain change of control or similar events, Mr. Richardson will receive: (a) continued payment of base salary for 12 months; (b) certain COBRA benefits; (c) accelerated vesting of all options and
(d) a 12-month period after termination for any reason to exercise his options.

     Effective December 1999, the Company entered into an Executive Severance Benefits Agreement with Mr. Lord. This agreement provides that if Mr. Lord's employment is terminated without cause or constructively terminated following certain change of control events, he will be entitled to receive: (a) a severance payment equal to 12 months of base salary plus bonus; (b) accelerated vesting of all options; (c) certain COBRA benefits and (d) accrued vacation pay. In addition, if the executive's employment is terminated by the Company without cause, he will be entitled to receive: (a) a severance payment equal to 12 months of base salary; (b) except with respect to certain specified option grants, accelerated vesting of options that would have vested during the period ending 12 months after the date of termination; (c) a 12-month period to exercise his options; (d) certain COBRA benefits and (e) accrued vacation pay.

     Effective February 2000, the Company entered into an Executive Employment Agreement with Mr. Vogler, which provides that Mr. Vogler will (a) receive an initial base salary of $225,000, subject to adjustment as determined by the Board, (b) be eligible for an incentive bonus with a target of 55% of base salary for on-plan performance and a first year minimum of 22.5% of base salary, subject to changes in future years as the Board determine, (c) receive a signing, temporary living and relocation bonus of $60,000 and (d) be granted options to purchase an aggregate of 200,000 shares of common stock. The agreement also provides that if Mr. Vogler's employment is terminated by the Company without cause, he will be entitled to receive: (a) a severance payment equal to base salary for 12 months and target bonus for that year; (b) certain COBRA benefits; (c) accelerated vesting of all options that would have vested during the period ending 12 months after the date of such termination and (d) a 12-month period to exercise his options. In addition, upon certain change of control or similar events, Mr. Vogler will receive: (a) continued payment of base salary for 12 months; (b) certain COBRA benefits; (c) accelerated vesting of all options and (d) a 12-month period after termination for any reason to exercise his options. In October 2000, Mr. Vogler's full base salary was increased from $225,000 to $250,000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended December 31, 2001, the Compensation Committee was composed of Richard C. Alberding and David C. Wetmore. Leonard Y. Liu was a member of the Compensation Committee until March 12, 2001, when he resigned as director and member of the Compensation Committee. There are no interlocking relationships between the Board or the Compensation Committee and the board of directors or compensation committee of any other company, and none of the Company's employees participate on the Compensation Committee.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                        BOARD ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") is composed of the non-employee directors identified at the end of this report. The Committee is responsible for setting and administering the policies, which govern annual performance, and determines the compensation of the Chief Executive Officer ("CEO") and other executive officers of the Company.

COMPENSATION PHILOSOPHY

     The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to ensure a direct relationship between executive pay and shareholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. During fiscal year 2001, the Company used base salary, annual incentives and long-term incentives under the Plans to achieve these objectives. In carrying out these objectives, the Committee considers the following:

     - The level of compensation paid to executive officers in positions in comparable companies similarly situated in size, products and industry. To ensure that pay is competitive, the Committee, from time to time, compares the Company's executive compensation packages with those offered by other companies in the same or similar industries or with other similar attributes. Compensation surveys used by the Company typically include public and private companies comparable in size, products or industry to the Company.

     - The individual performance of each executive officer. Individual performance includes meeting individual performance objectives, demonstration of job knowledge, skills, teamwork and acceptance of the Company's core values.

     - Corporate performance. Corporate performance is evaluated by factors such as performance relative to competitors, performance relative to business conditions and progress in meeting the Company's objectives and goals as typically reflected in the annual operating plan.

     - The responsibility and authority of each position relative to other positions within the Company. The Committee does not quantitatively weight these factors but considers all of these factors as a whole in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation is as follows

BASE SALARY

     Base salaries are established for each executive officer at levels that are intended to be competitive with salaries for their skills at other software and computer industry companies of similar size and products. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the marketplace. In conducting periodic compensation reviews, the Committee considers each individual executive officer's achievements in meeting Company financial and business objectives during the prior fiscal year, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. The Committee periodically considers the low, midpoint and upper ranges of base salaries published by compensation surveys through research in establishing base salaries for each executive officer.

ANNUAL INCENTIVE

     Annual bonus incentives for executives are intended to reflect the Company's belief that management's contribution to stockholder returns comes from achieving operating results that maximize the Company's earnings and cash flow over a multi-year time horizon. The Company believes that the achievement of its performance objectives depends on (a) its ability to deliver outstanding products and services to its customers, (b) its success in establishing and maintaining a position of strength in its chosen markets, and (c) its short- and long-term profitability, as well as the quality of that profitability. For purposes of annual incentive compensation, progress toward these performance objectives is measured against the results anticipated in the Company's annual operating plan, which is approved by the Board.

     The 2001 incentive compensation for executive officers other than the CEO was based in part on the achievement of total Company results consistent with the Company's 2001 operating plan, as well as achievement of other objectives in the 2001 operating plan specific to such officers' individual areas of management responsibility.

     The Company believes that this incentive compensation structure closely links the incentives paid to its executives with the results necessary to create long-term value for stockholders.

LONG-TERM INCENTIVE

     The Compensation Committee also endorses the position that stock ownership by management is beneficial in aligning management and stockholder interests in enhancing stockholder value. In that regard, stock options also are used to retain executives and motivate results to improve long-term stock market performance. Stock options are granted at the prevailing market value and will have value only if the Company's stock price increases. As part of its periodic review of compensation, the Compensation Committee reviews the stock option holdings of the Company's officers and senior executives, and recommends additional stock option grants as appropriate.

     The Compensation Committee determines the number of options to be granted to executive management based on (a) competitive practice within the comparison group used in determining base salary, (b) historical performance of the executive and (c) the amount of prior grants held by the executives, as well as the number of vested versus unvested options. When using comparative data, the Company targets its option grants in the mid to high range of comparable companies.

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1.0 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1.0 million may be deducted if it is "performance-based compensation" within the meaning of the Code. Stock options granted under the Company's 1994 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's common stock on the date of grant are considered to be "performance-based compensation."

CEO COMPENSATION

     The base salary, annual incentives and long-term incentives for Mr. Richardson, the Company's CEO, were also determined in accordance with the criteria described in the "Base Salary," "Annual Incentive" and "Long-Term Incentive" sections of this report. Mr. Richardson's base salary in 2001 was $375,000, as set forth in the Summary Compensation Table. This amount, together with a potential annual incentive tied to the achievement of 2001 revenue and net income targets, was estimated to provide an annual cash compensation level that would be competitive with the mid to high range of compensation paid by comparable software companies. Based on the Company's operating performance in 2001, Mr. Richardson earned an incentive bonus of $265,578. The Board will determine subsequent changes to Mr. Richardson's base salary rate and incentive bonus plan.

CONCLUSION

     Through the plans described above, a significant portion of the Company's executive compensation programs is contingent on Company performance and realization of benefits closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                                          COMPENSATION COMMITTEE

                                          RICHARD C. ALBERDING, CHAIRMAN
                                          DAVID C. WETMORE

                     PERFORMANCE MEASUREMENT COMPARISON(1)

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's common stock, based on its market price, with the cumulative total return of companies on Standard & Poor's 500 Index (the "S&P 500") and the Nasdaq Computer and Data Processing Stocks Index, assuming reinvestment of dividends, for the period beginning December 31, 1996 through the Company's fiscal year ended December 31, 2001. This graph assumes that the value of the investment in the Company's common stock and each of the comparison groups was $100 on December 31, 1996.

                            COMPARISON ON CUMULATIVE
                           TOTAL RETURN ON INVESTMENT

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------------------
                       12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/29/2000   12/31/2001
--------------------------------------------------------------------------------------------------
 NASDAQ                   100         122.48       172.68       320.83       192.98       153.12
 Walker                   100         101.38        49.76        46.08         9.91         5.97
 S&P 500                  100         133.45       172.19       208.54       189.98       167.58

---------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                         REPORT OF THE AUDIT COMMITTEE
                                  OF THE BOARD

     Each of the members of the Audit Committee is independent as Rule 4200(a)
(14) of the National Association of Securities Dealers' listing standards defines such term. The Audit Committee operates pursuant to a written charter adopted by the Board.

     The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

     In this context, the Audit Committee has reviewed and discussed the Company's audited financial statements as of and for the year ended December 31, 2001 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

     Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $178,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by Deloitte & Touche LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

     All Other Fees. The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2001 were $35,000 for statutory filings of the Company's foreign subsidiaries.

     The Audit Committee has considered and concluded that the level of non-audit services provided by Deloitte & Touche LLP is compatible with maintaining the principal accountant's independence.

                                          AUDIT COMMITTEE

                                          WILLIAM A. HASLER, CHAIRMAN
                                          TANIA AMOCHAEV
                                          DAVID C. WETMORE

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's Bylaws.

     The Company has entered into employment agreements with each of Frank M. Richardson, Paul A. Lord and Stanley V. Vogler, as described above under "Executive Compensation".

     Mr. Lord, the Company's President, serves on the board of directors of Interra. Interra, a global IT services company, is a subcontractor for the Company. In the fiscal year ended December 31, 2001, the Company paid Interra approximately $1,750,000 in fees for their services.

                                    AUDITORS

     The Board has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002. Deloitte & Touche LLP has audited the Company's financial statements since 1988. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions.

                                 OTHER MATTERS

     The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          /s/ STANLEY V. VOGLER
                                          --------------------------------------

                                          STANLEY V. VOGLER
                                          Senior Vice President
                                          Chief Financial Officer

April 25, 2002

                        WALKER INTERACTIVE SYSTEMS, INC.
                          2002 EQUITY INCENTIVE PLAN,

    FORMERLY THE WALKER INTERACTIVE SYSTEMS, INC. 1994 EQUITY INCENTIVE PLAN

                           ADOPTED FEBRUARY 17, 1994
                            AS AMENDED MAY 11, 1994
                   APPROVED BY THE STOCKHOLDERS MAY 23, 1994
                          AS AMENDED FEBRUARY 11, 1998
                   APPROVED BY THE STOCKHOLDERS MAY 21, 1998
                 AS AMENDED AUGUST 5, 1998 AND NOVEMBER 9, 1998
                     AS AMENDED AND RESTATED APRIL 10, 2002
                  APPROVED BY THE STOCKHOLDERS MAY [  ], 2002

1.  PURPOSES.

     (a) The purpose of the 2002 Equity Incentive Plan (the "Plan") is to provide a means by which Employees or Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in the value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, and (iv) rights to purchase restricted stock, all as defined below.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (c) The Company intends that the Stock Awards issued under the Plan shall be either, (A) in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (B) Options granted pursuant to Sections 8 or 10 hereof. All Options, other than Options granted pursuant to Sections 8 and 10 hereof which shall be Nonstatutory Options, shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Sections 6, 9 and 10, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

     (d) Shareholder approval of this Plan, as amended and restated in April 2002, shall constitute the approval of a new plan as defined in Section 422(b) of the Code.

2.  DEFINITIONS.

     (a) "Additional Option" means an Option granted pursuant to Section 10 of the Plan.

     (b) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Cause" means termination of an Employee's employment with the Company for any of the following reasons as determined in good faith by the Company:

          (i) an intentional act which materially injures the Company;

          (ii) an intentional refusal or failure to follow lawful and reasonable directions of the Board or the individual to whom the Employee reports;

          (iii) a willful and habitual neglect of duties; or

          (iv) a conviction of a felony involving moral turpitude which is reasonably likely to inflict or has inflicted material injury on the Company.

     (e) "Change in Control" means:

          (i) a dissolution, liquidation or sale of substantially all of the assets of the Company;

          (ii) a merger or consolidation in which the Company is not the surviving corporation; or

          (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise.

     (f) "Code" means the Internal Revenue Code of 1986, as amended.

     (g) "Commencement Date" means the date determined in accordance with
Section 8(a) of the Plan.

     (h) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (i) "Company" means Walker Interactive Systems, Inc., a Delaware corporation.

     (j) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (k) "Continuous Status as an Employee, Director or Consultant" means the employment or relationship as a Director or Consultant is not interrupted or terminated by the Company or any Affiliate. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) transfers between locations of the Company or between the Company, Affiliates or its successor.

     (l) "Director" means a member of the Board.

     (m) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

     (n) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (p) "Fair Market Value" means, as of any date, the value of the common stock of the Company as determined as follows:

          (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (ii) If the common stock is quoted on the Nasdaq System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (iii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

     (q) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (r) "Involuntary Termination Without Cause" means an Employee's dismissal or discharge other than for Cause. The termination of an Employee's employment as a result of the Employee's death or disability will not be deemed to be an Involuntary Termination Without Cause.

     (s) "Non-Discretionary Option" means an Option granted pursuant to Sections 8 and 9 of the Plan.

     (t) "Non-Employee Director" means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

     (u) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (v) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (w) "Option" means a stock option granted pursuant to the Plan.

     (x) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

     (y) "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

     (z) "Outside Director" means a Director who either (A) is not a current employee of the Company or an affiliated corporation, is not a former employee of the Company or an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an affiliated corporation at any time, and is not currently receiving compensation for personal services in any capacity other than as a Director, or (B) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (aa) "Plan" means this 1994 Equity Incentive Plan.

     (bb) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     (cc) "Securities Act" means the Securities Act of 1933, as amended.

     (dd) "Stock Award" means any right granted under the Plan, including any Option, any stock bonus and any right to purchase restricted stock.

     (ee) "Stock Award Agreement" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. The Stock Award Agreement is subject to the terms and conditions of the Plan.

3.  ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, including the Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) Except as otherwise provided in Sections 8, 9 and 10 hereof, to determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

          (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan as provided in Section 15.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"). All of the members of such Committee may be Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Notwithstanding anything in this Section 3 to the contrary, the Board may delegate to a committee of one or more members of the Board the authority to grant options to eligible persons who are not then subject to Section 16 of the Exchange Act and to eligible persons with respect to whom the Company does not wish to comply with Section 162(m) of the Code.

4.  SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 14 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million one hundred fifty thousand (3,150,000) shares of the Company's common stock. If any Stock Award shall for any reason expire or otherwise terminate without having been exercised in full, the stock not purchased under such Stock Award shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  ELIGIBILITY.

     (a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

     (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) No Employee shall be eligible to be granted Options covering more than five hundred thousand (500,000) shares of the Company's common stock in any twelve (12) month period.

     (d) Only Non-Employee Directors of the Company shall be eligible for grants described in Sections 8, 9 and 10.

6.  OPTION PROVISIONS.

     Except as otherwise provided in Sections 8, 9 and 10, each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions. Options granted pursuant to Sections 8, 9 and 10 hereof shall include such other provisions as set forth therein.

     (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted. (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Except as set forth in Sections 9(a) and 10(c), the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

     (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Board or the duly authorized Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company, or (B) in any other form of legal consideration that may be acceptable to the Board.

     (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. Except for Options granted pursuant to Sections 8 and 9, a Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Option Agreement for the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the person to whom the Nonstatutory Stock Option is granted only by such person.

     (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods) the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to the provisions of Sections 9 and 10 and to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.

     (g) Termination of Employment or Relationship as a Director or Consultant. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option, but only within such period of time as is determined by the Board, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the case of an Incentive Stock Option, the Board shall determine such period of time (in no event to exceed three (3) months from the date of termination) when the Option is granted. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

     (h) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option, but only within twelve
(12) months from the date of such termination (or such shorter period specified in the Option Agreement), and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

     (i) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within eighteen (18) months following the date of death (or such shorter period specified in the Option Agreement) (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to the Plan.

     (j) Early Exercise. Except for Options granted pursuant to Sections 8, 9 and 10, an Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

     (k) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

     (l) Re-Load Options. Without in any way limiting the authority of the Board or duly authorized Committee to make or not to make grants of Options hereunder, the Board or duly authorized Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of common stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the common stock subject to the Re-Load Option on the date of exercise of the original Option or, in the case of a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as described in subparagraph 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option.

     Any such Re-Load Option may be an Incentive Stock Option or a Nonqualified Stock Option, as the Board or duly authorized Committee may designate at the time of the grant of the original Option, provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subparagraph 13(d) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option, Non-Discretionary Option or Additional Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subparagraph 4(a) and shall be subject to such other terms and conditions as the Board or duly authorized Committee may determine.

7.  TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

     Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the duly authorized Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

     (a) Purchase Price. The purchase price under each stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (b) Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

     (c) Consideration. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

     (d) Vesting. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

     (e) Termination of Employment or Relationship as a Director or Consultant. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.  NON-DISCRETIONARY GRANTS.

     (a) Each person who is, after the date of the approval of the Plan by the Board and after the date of termination of the Company's 1993 Non-Employee Directors' Stock Option Plan (the "Commencement Date"), elected for the first time to be a Non-Employee Director of the Company shall, upon the date of his or her initial election to be a Non-Employee Director by the Board or stockholders of the Company, be automatically granted a Nonstatutory Stock Option to purchase fifteen thousand (15,000) shares of common stock of the Company on the terms and conditions set forth herein.

     (b) After the Commencement Date, so long as any such person remains a Non-Employee Director of the Company and the Plan remains in effect, each Non-Employee Director shall, on January 2 of each calendar year, each Non-Employee Director of the Company shall be automatically granted a Non-Statutory Stock Option to purchase six thousand (6,000) shares of common stock of the Company.

9.  OPTION PROVISIONS FOR NON-DISCRETIONARY GRANTS.

     Notwithstanding anything in Section 6 to the contrary, each Option granted pursuant to Section 8 (each, a "Non-Discretionary Option") shall contain the following terms and conditions:

     (a) Price. The exercise price of each Non-Discretionary Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to such Non-Discretionary Option on the date such Non-Discretionary Option is granted.

     (b) Vesting.

          (i) A Non-Discretionary Option granted pursuant to Section 8(b) shall vest with respect to each Optionee in four (4) equal quarterly installments commencing on the date three months after the date of grant of the Non-Discretionary Option, provided that the Optionee has, during the entire quarterly period to such vesting date, continuously served as a Non-Employee Director of the Company, whereupon such Non-Discretionary Option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

          (ii) A Non-Discretionary Option granted pursuant to Section 8(a) of the Plan shall vest with respect to each Optionee in three (3) equal annual installments commencing on the first anniversary after the date of grant of the Non-Discretionary Option, provided that the Optionee has, during the entire annual period prior to such vesting date, continuously served as a Non-Employee Director of the Company where upon such option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

     (c) Transferability. A Non-Discretionary Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person or by his or her guardian or legal representative.

10.  NON-EMPLOYEE DIRECTOR OPTION ELECTION PROGRAM.

     (a) In addition to those Non-Discretionary Options referenced in Sections 8 and 9, during each 12-month (or shorter) period commencing on January 1 (each, a "Plan Year") in which a person is a Non-Employee Director and is entitled to receive the Retainer (as defined below) during the term of the Plan, each such Non-Employee Director may elect to receive all or any portion of his or her Retainer either (i) in cash or (ii) in the form of an Option (an "Additional Option"), with the exercise price of such Additional Option to be as set forth in Section 10(c) below (the "Election"). The number of shares of common stock subject to such Additional Option shall be equal to the number set forth on Exhibit A opposite the percentage of the Retainer the Non-Employee Director elects to receive as an Additional Option. If a Non-Employee Director makes an Election with respect to less than all of his or her Retainer, the Election must be made in the percentage increments as set forth on Exhibit A. Each Additional Option shall be granted in one or more installments on the same date(s) on which all or any portion of the Retainer would otherwise have been paid if it were paid in cash (with such date referred to as the "date of grant"). For purposes of this Plan, "Retainer" shall mean the amount of compensation (including, without limitation, annual Director fees, committee fees and meeting fees) set by the Board from time to time as payable to a Director in each Plan Year.

     (b) The Election described in Section 10(a) must be made by written notice delivered by the Non-Employee Director to the Board no later than the last business day of the Plan Year immediately preceding the Plan Year with respect to which such Election is intended to be effective; provided, however, that no Election shall be effective with respect to any portion of the Retainer attributable to services rendered prior to the date of filing of such Election. An Election shall be irrevocable with respect to the Plan Year for which it is made, and shall remain in effect for a subsequent Plan Year unless revoked by written notice provided by the Non-Employee Director to the Board prior to the first day of such subsequent Plan Year.

     (c) Additional Option Terms. Notwithstanding anything in Section 6 to the contrary, with respect to any Additional Option granted pursuant to this Section 10, the exercise price of each share of common stock subject to such Additional Option shall be equal to the Fair Market Value of a share of common stock subject to such Additional Option (determined as of the date of grant of such Additional Option); and such Additional Option shall be fully exercisable as of the date the Additional Option is granted.

11.  COVENANTS OF THE COMPANY.

     (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards up to the number of shares of stock authorized under the Plan.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock under the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock under such Stock Awards unless and until such authority is obtained.

12.  USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

13.  MISCELLANEOUS.

     (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant, Optionee, or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Director, Consultant or Optionee with or without cause.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

14.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of any consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

     (b) In the event of a Change in Control other than as provided in Section 14(d) then, to the extent permitted by applicable law: (i) any surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan; or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Stock Awards or to substitute similar Stock Awards for those outstanding under the Plan, then, with respect to such Stock Awards held by persons then performing services as employees, consultants or directors for the Company, the time during which such Stock Awards become vested or may be exercised shall be accelerated and any outstanding unexercised rights under any Stock Awards terminated if not exercised prior to such event.

     (c) In the event an Employee's employment is terminated due to an Involuntary Termination Without Cause within twenty-four (24) months after the effective date of a Change in Control, then all Stock Awards issued and outstanding under the Plan and held by the Employee shall accelerate and become immediately vested and exercisable. Notwithstanding the foregoing, if the Change in Control was a transaction that was accounted for as a pooling of interests for financial reporting purposes, then the unvested portion of such Stock Awards shall not accelerate unless the Company receives reasonable assurances from the Company's independent public accountants (and from the acquiring party's independent public accountants) that in their good faith judgment such acceleration will not adversely affect the pooling of interests accounting treatment of such Change in Control transaction. In the event of: (1) a merger or consolidation in which the Company is not the surviving corporation; (2) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (3) any other capital reorganization in which more than fifty percent (50%) of the shares of the Company entitled to vote are exchanged, then the time during which outstanding Non-Discretionary Options and Additional Options may be exercised shall be accelerated to permit the Optionee to exercise all such Non-Discretionary Options and Additional Options prior to such merger, consolidation, reverse merger or reorganization, and the Non-Discretionary Options and Additional Options terminate if not exercised prior to such event.

15. AMENDMENT OF THE PLAN.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after the adoption of the amendment, to the extent stockholder approval is necessary to satisfy the requirements of
Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless
(i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

16.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on February 16, 2012. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

17.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercisable unless and until the Plan has been approved by the stockholders of the Company.

                                   EXHIBIT A

PERCENTAGE OF RETAINER ELECTED TO BE   AMOUNT OF SHARES SUBJECT TO THE
  RECEIVED AS AN ADDITIONAL OPTION            ADDITIONAL OPTION
------------------------------------   -------------------------------
                   0%                                   0
               33.33%                               3,000
               66.67%                               6,000
                 100%                               9,000

                                 [WALKER LOGO]

                        WALKER INTERACTIVE SYSTEMS, INC.
                        (DOING BUSINESS AS ELEVON, INC.)

[WISCM - WALKER INTERACTIVE SYSTMS, INC.] [FILE NAME: ZWISC2.ELX] [VERSION -
(3)] [04/10/02] [ORIG. 04/04/02]

                                  DETACH HERE                             ZWISC2


                                     PROXY








P                       WALKER INTERACTIVE SYSTEMS, INC.                      P
R                       (DOING BUSINESS AS ELEVON, INC.)                      R
O                                                                             O
X                  PROXY SOLICITED BY THE BOARD OF DIRECTORS                  X
Y                    FOR THE ANNUAL MEETING OF STOCKHOLDERS                   Y
                           TO BE HELD ON MAY 23, 2002


     The undersigned hereby appoints David C. Wetmore and Stanley V. Vogler, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock, $0.001 par value per share, of Walker Interactive Systems, Inc. doing business as Elevon, Inc.(the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Company's headquarters, 303 Second Street, Three North, San Francisco, California on Thursday, May 23, 2002 at 4:00 p.m., local time(the "Annual Meeting"), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     All other proxies heretofore given by the undersigned to vote shares of stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.



SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

                                 [WALKER LOGO]

                        WALKER INTERACTIVE SYSTEMS, INC.
                        (DOING BUSINESS AS ELEVON, INC.)

April 25, 2002

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Walker Interactive Systems, Inc., doing business as Elevon, Inc. (the "Company"), which will be held on Thursday, May 23, 2002 at 4:00 p.m. (the "Annual Meeting") at Company's headquarters located at 303 Second Street, Three North, San Francisco, California 94107.

At the meeting, we will vote on the proposals described in the accompanying Notice and Proxy Statement and report to you on the operations of the Company. You will have the opportunity to ask questions about the business that may be of general interest to you and other stockholders.

Your vote is important regardless of how many shares you own and whether or not you plan to attend the Annual Meeting of Stockholders. Please take a few minutes now to review the proxy statement and to sign and date your proxy and return it in the postage-paid envelope provided.

                                Sincerely yours,
                                /s/ DAVID C. WETMORE
                                DAVID C. WETMORE
                                Chairman of the Board

[WISCM - WALKER INTERACTIVE SYSTMS, INC.] [FILE NAME: ZWISC1.ELX] [VERSION -
(2)] [04/04/02] [ORIG. 04/04/02]

                                  DETACH HERE                             ZWISC1

      PLEASE MARK
[X]   VOTES AS IN
      THIS EXAMPLE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO PROPOSALS 1, 2 OR 3 BELOW, THE PROXY WILL BE VOTED IN FAVOR OF (FOR) SUCH PROPOSAL.

1. To elect two (2) directors to hold office until the 2005 Annual Meeting of Stockholders.


NOMINEES: (01) David C. Wetmore and (02) William A. Hasler

             FOR ALL NOMINEES       WITHHELD FROM ALL NOMINEES
                   [ ]                         [ ]

                                                                     MARK HERE
[ ]                                                             [ ]  FOR ADDRESS
                                                                     CHANGE AND
                                                                     NOTE BELOW
   ----------------------------------------------------------
   For all nominees except as noted above


The Board of Directors recommends that you vote FOR the election of all nominees listed above.

                                                     FOR      AGAINST    ABSTAIN
                                                     [ ]        [ ]       [ ]
2. To approve and adopt the Company's amended and restated 1994 Equity Incentive Plan, which (i) increases the aggregate number of shares of common stock authorized for issuance under such plan from 2,400,000 to 3,150,000 shares, an increase of 750,000 shares, (ii) provides for the issuance of non-discretionary option grants to the Company's non-employee directors effective upon the termination of the Company's 1993 Non-Employee Directors' Stock Option Plan, as amended, (iii) allows each non-employee director to elect to receive all or any portion of the retainer he or she receives for his or her service as a director either in cash or in the form of an option and (iv) extends the term of the Plan until February 16, 2012.

The Board of Directors recommends that you vote FOR approval of the amended and restated 1994 Equity Incentive Plan.

                                                     FOR      AGAINST    ABSTAIN
                                                     [ ]        [ ]       [ ]
3. To approve an amendment to the Company's Restated Certificate of Incorporation to change the Company's name from "Walker Interactive Systems, Inc." to "Elevon, Inc."

The Board of Directors recommends that you vote FOR approval of the amendment.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature: _______________ Date:_______ Signature: _______________ Date:_______